Exhibit 10.4

THIS CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  THIS CONVERTIBLE PROMISSORY NOTE AND ANY SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CONVERTIBLE PROMISSORY NOTE IS SUBORDINATED TO SENIOR, SECURED INDEBTEDNESS OF THE COMPANY AND IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

CONVERTIBLE PROMISSORY NOTE

$4,411,863.03   June 29, 2021

FOR VALUE RECEIVED, ALJ Regional Holdings, Inc., a Delaware corporation (the “Company”), hereby promises to pay to Jess M. Ravich (“Holder”), the principal sum of Four Million Four Hundred Eleven Thousand Eight Hundred Sixty Three Dollars and Three Cents ($4,411,863.03) with interest on the outstanding principal amount at the rate of eight and a quarter percent (8.25%) per annum (computed on the basis of actual calendar days elapsed and a year of 360 days) or, if less, at the highest rate of interest then permitted under applicable law. Interest shall accrue with respect to this Convertible Promissory Note (this “Note”) from the date hereof until this Note is paid in full or converted.

1.Maturity; Interest.

(a)Unless sooner converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on November 28, 2023 (the “Maturity Date”); provided, that upon delivery of written notice from the Company to the Holder, the Maturity Date shall automatically be extended to such date that is 181 days following the Final Maturity Date (the “Extended Maturity Date”) under the Financing Agreements (as defined herein).

(b)Interest shall be earned monthly and payable quarterly in arrears on the last day of each calendar quarter on the outstanding principal balance until such principal amount is paid in full, with the first interest payment payable hereunder on September 30, 2021 for the quarter ended thereon.

2.Payments.

(a)Form of Payment.  All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to accrued interest due and payable and any remainder applied to principal.

(b)Prepayment.  The Company may not prepay principal on this Note, in whole or in part, prior to the Maturity Date, or if so extended pursuant to the terms of Section 1 hereof, the Extended Maturity Date.

3.Conversions.  On or prior to the Maturity Date, this Note shall be convertible, at the election of the Holder, into such number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), equal to the quotient of all amounts due hereunder divided by the conversion rate of $0.54 per share (such number of shares, the “Conversion Shares”). As promptly as practicable after conversion of this Note, the Company shall, at its expense, issue and deliver to the Holder, upon surrender of this Note, a certificate or certificates for the number of full Conversion Shares issuable upon such conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. The Company shall, in lieu of issuing any fractional share, pay the Holder a sum in cash equal to the product of such number of fractional shares and $0.54.

4.Security. This Note is, and shall at all times be, a general unsecured obligation of the Company.

5.Subordination.

(a)Subordinated Indebtedness Subordinate to Senior Obligations.  The Company and the Holder hereby agree that all obligations owing to the Holder pursuant to this Note or any judgment arising therefrom (the “Subordinated Indebtedness”) are and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full, in cash, of all Obligations (as defined in the Financing Agreements referred to below) (whether created directly or acquired by assignment or otherwise) now or hereafter existing under the (i) Financing Agreement, dated as of June 29, 2021, made by and among ALJ Regional Holdings, Inc., a Delaware corporation (the "Parent"), Faneuil, Inc., a Delaware corporation ("Faneuil"), Phoenix Color Corp., a Delaware corporation ("PCC"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto, the lenders from time to time party thereto (each a "Senior Term Lender" and collectively, the "Senior Term Lenders"), Blue Torch Finance, LLC ("Blue Torch"), as collateral agent for the Senior Term Lenders (in such capacity, together with its successors and assigns in such capacity, the "Term Collateral Agent") and administrative agent for the Senior Term Lenders (in such capacity, together with its successors and assigns in such capacity, the "Term Administrative Agent" and together with the Term Collateral Agent, each an "Term Agent" and collectively, the "Term Agents") (such Financing Agreement, as it may be amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Term Financing Agreement”) and the (ii) Amended and Restated Financing Agreement, dated as of June 29, 2021, made by and among Parent, Faneuil, PCC, each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto, the lenders from time to time party thereto (each a “Senior Revolving Lender” and collectively, the “Senior Revolving Lenders” and together with the Senior Term Lenders, the “Senior Lenders”), PNC Bank, National Association, as collateral agent for the Senior Revolving Lenders (in such capacity, together with its successors and assigns in such capacity, the "Revolving Collateral Agent") and administrative agent for the

Senior Revolving Lenders (in such capacity, together with its successors and assigns in such capacity, the "Revolving Administrative Agent" and together with the Revolving Collateral Agent, each an "Revolving Agent" and collectively, the "Revolving Agents" and together with the Term Agents, the “Agents”) (such Financing Agreement, as it may be amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Revolving Financing Agreement” and together with the Term Financing Agreement, the “Financing Agreements”), whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Bankruptcy Event (as defined below), whether or not such interest accrues after the filing of such petition or is an allowed claim in any such proceeding), fees, premiums, expenses, indemnities, cash management obligation, hedging obligations or other obligations owing by the Company or any other Loan Party (as defined in the Financing Agreements) from time to time owing to the “secured parties”, Agents or the Senior Lenders (collectively, the “Senior Parties”) (such obligations, collectively, the “Senior Obligations”).  Terms used herein which are defined by reference to the Financing Agreements shall have the meanings associated with correlative similar terms in any refinancing or replacement of the Financing Agreements from time to time (e.g., “Senior Obligations” might instead mean “Secured Obligations” or “Loan Parties” might mean “Credit Parties”, etc.).

(b)Events of Subordination.

(i)The parties hereto hereby agree that until the Senior Obligations are Paid in Full (as defined below) no payment (other than payments of interest in cash, subject to the conditions set forth in Section 7.02(m) of the Financing Agreements) shall be made by or on behalf of the Company for or on account of any Subordinated Indebtedness, and the Holder shall not take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner (other than payments of interest in cash, subject to the conditions set forth in the Financing Agreements), including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Indebtedness.  Notwithstanding the foregoing, the Holder shall be entitled to receive (i) equity securities of the Company from the conversion of all or any part of the Subordinated Indebtedness and payments of cash in lieu of issuing fractional shares in connection with any such conversions, (ii) any note, instrument or other evidence of indebtedness which may be issued by the Company in exchange for or in substitution of this Note, provided that such note, instrument or other evidence of indebtedness is subordinated to the Senior Obligations on the same terms and conditions as set forth in this Section 5(b); and (iii) other payments consented to in writing by the Agents.

(ii)In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Company or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon a general assignment for the benefit of creditors or any other related marshalling of the assets and liabilities of the Company or otherwise (any such occurrence a “Bankruptcy Event”), the Senior Obligations shall first be Paid in Full before the Holder shall be entitled to receive any payment of all or any of the Subordinated Indebtedness, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness in any such Bankruptcy Event shall be paid or delivered directly to the Agents for the account or the Senior Lenders or other parties entitled thereto until the Senior Obligations shall have been Paid in Full.

(iii)The term “Paid in Full” shall mean the date that is 181 days after the payment in full, in cash, of all amounts outstanding under the Senior Obligations (except for any contingent indemnification obligations for which no claim has been made), whether due and payable at such time, and the complete termination of any revolving commitments, letter of credit commitments and other commitments to make extensions of credit pursuant to, or in respect of, any Senior Obligations (other than any termination or repayment as a result of the refinancing, replacement, extension or amendment of the Senior Obligations).

(c)In Furtherance of Subordination.

(i)At the Company’s expense, the Holder shall take such action (including such actions as may be requested by any Agent) as may be necessary or appropriate to effectuate, as between the any Agent and the Senior Lenders, on the one hand, and the Holder, on the other hand, the subordination as provided hereunder with respect to the Senior Obligations.

(ii)All payments or distributions upon or with respect to the Subordinated Indebtedness that are received by the Holder contrary to the provisions of these subordination provisions shall be received in trust for the benefit of the Senior Parties, shall be segregated from other funds and property held by the Holder and shall be forthwith paid over to any Agent for the account of the Senior Parties in the same form as so received (with any necessary indorsement).

(iii)Any Agent is hereby authorized to demand specific performance of the provisions of this section at any time when the Holder shall have failed to comply with any of the provisions of this section applicable to it.  The Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(iv)The provisions of this section shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any Senior Party upon a Bankruptcy Event or otherwise, all as though such payment had not been made.

(d)Exercise of Remedies.

(i)Standstill.  At any time prior to Senior Obligations being Paid in Full, notwithstanding whether a Bankruptcy Event has occurred, Holder will not (a) accelerate the maturity of, or demand as immediately due and payable, all or any part of the Subordinated Indebtedness, (b) exercise any right of set-off, (c) commence, continue or participate in (other than as a defendant or co-defendant (or in a comparable capacity) in defense of its own interests or in reply to any Bankruptcy Event brought against Holder) any collection or enforcement action of any kind, against the Company (including any insolvency, bankruptcy, dissolution or liquidation proceeding), in any case, seeking, directly or indirectly, to enforce any rights or remedies, or to enforce any of the obligations incurred by the Company, under or in connection with the Subordinated Indebtedness, or (d) commence or pursue any judicial, arbitral or other proceeding or legal action of any kind, seeking injunctive or other equitable relief to prohibit, limit or impair the commencement or pursuit by the Senior Parties of any of their rights or remedies under or in connection with the Senior Obligations or otherwise available to the Senior Parties under applicable law (clauses (a), (b), (c) and (d), each, an "Enforcement Action"); provided, that notwithstanding the provisions of this Section 5(d) to the contrary and so long as the following actions are not inconsistent with the terms of this Section 5(d), Holder may (i) file proofs of claim against the Company, and (ii) file a claim in an insolvency proceeding if necessary to prevent the running of the applicable statute of limitations or similar restrictions on any claims under the Subordinated Indebtedness.

(ii)Exclusive Enforcement Rights.  At all times prior to Senior Obligations being Paid in Full, notwithstanding whether a Bankruptcy Event has occurred, Senior Parties shall have the exclusive right to exercise any Enforcement Action without any consultation with or the consent of Holder.  Senior Parties may enforce the provisions of the Financing Agreements and exercise remedies thereunder and related thereto, all in such order and in such manner as they may determine in the exercise of their sole discretion.

(iii)Non-Interference.  At all times prior to Senior Obligations being Paid in Full, notwithstanding whether a Bankruptcy Event has occurred, Holder, hereby:

(1)agrees it will not contest, protest, oppose or object to (or support any other Person contesting, protesting, opposing or objecting to) any Enforcement Action by any Senior Party and that it will not otherwise take any action that would restrain, hinder, limit, delay, or otherwise interfere with any Enforcement Action by any Senior Party, or that is otherwise prohibited hereunder;

(2)waives any and all rights it may have to object to the manner in which any Senior Party seeks to enforce or collect the Senior Obligations or the Liens securing the Senior Obligations, regardless of whether any action or failure to act by or on behalf of any Senior Party is adverse to the interest of Holder; and

(3)acknowledges and agrees that no covenant, agreement or restriction contained this Note shall be deemed to restrict in any way the rights and remedies of any Senior Party with respect to the Collateral as set forth in this Agreement and the Financing Agreements.

(e)Rights of Subrogation.  No payment or distribution to any Senior Party pursuant to the provisions of this section shall entitle the Holder to exercise any right of subrogation in respect thereof until the Senior Obligations shall have been Paid in Full.

(f)Waiver of Acceptance.  The Holder and the Company each hereby waives promptness, diligence, notice of acceptance and any other notice (except as otherwise expressly provided in this Note) with respect to any of the Senior Obligations and any requirement that any Senior Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or entity or any collateral.

(g)No Waiver; Remedies.  No failure on the part of any Senior Party or Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(h)Continuing Agreement; Assignments Under the Financing Agreements.  The provisions of this section constitute a continuing agreement and shall (i) remain in full force and effect until the Senior Obligations are Paid in Full, (ii) be binding upon the Holder, the Company and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Senior Parties and their respective successors, transferees and assigns as express third party beneficiaries.

6.Presentment; Demand.  The Company hereby waives any right to presentment, demand, protest or notice of dishonor and protest of this Note and any other notice, and any set-off against sums due and payable under this Note that the Company may have or claim to have against any Holder of this Note.

7.Lost, Stolen, Destroyed or Mutilated Notes.  In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

8.Governing Law.  This Note is to be construed in accordance with and governed by the laws of the State of Delaware.

9.Amendment and Waiver.  Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company, the Holder and the Agents.

10.Transferability. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Holder without the prior written consent of the Company.

11.Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

13.Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Any counterpart delivered electronically by .pdf transmission or by facsimile shall be binding to the same extent as an original counterpart with regard to any agreement subject to the terms hereof or any amendment thereto.

14.Entire Agreement.  This Agreement and the other documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officer, thereunto duly authorized, as of the date first above written.

COMPANY:

ALJ REGIONAL HOLDINGS, INC.

By:   .     /s/  Brian Hartman          .

Name:  Brian Hartman

Title:     Chief Financial Officer

ACKNOWLEDGED AND AGREED

HOLDER:

JESS M. RAVICH

.By:    /s/ Jess M. Ravich                     .

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